                                                                       EXHIBIT 4


                                 AMENDMENT NO. 2
                                     TO THE
                          ROYAL CARIBBEAN CRUISES LTD.
                        1995 INCENTIVE STOCK OPTION PLAN

Whereas, Royal Caribbean Cruises Ltd. (the "Company") has adopted the 1995 Incentive Stock Option Plan (such plan, as amended, being referred to herein as the "Plan"); and

Whereas, the total number of shares of common stock of the Company available for the grant of Options under the Plan is currently limited to 2,700,000 (after adjustment for the July 1998 two-for-one Company stock split); and

Whereas, subject to shareholder approval, the Company has approved increasing by 1,000,000 the total number of shares of common stock which shall be available for the grant of Options under the Plan;

Now, therefore, the Plan is hereby amended as follows:

                  The first paragraph of Section 3 of the Plan is hereby deleted and the following paragraph is inserted in lieu thereof:

                  Subject to adjustment as provided in Section 7 hereof, 3,700,000 shares of $.01 par value common stock of the Company (the "Shares"), shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

This Amendment No. 2 is effective as of September 2, 1999; PROVIDED, HOWEVER, that if this Amendment No. 2 is not approved by the Company's shareholders by September 1, 2000, all granted Options covering the additional 1,000,000 shares of common stock made available by this Amendment No. 2 shall be null and void.

IN WITNESS WHEREOF Royal Caribbean Cruises Ltd. has caused this Amendment No. 2 to be executed as of September 2, 1999.




                                              ROYAL CARIBBEAN CRUISES LTD.

Attest:  /s/ BRADLEY H. STEIN                 By: /s/ RICHARD J. GLASIER
         ---------------------                    -----------------------------
         Bradley H. Stein                         Richard J. Glasier
         Assistant Secretary                      Executive Vice President and
                                                  Chief Financial Officer

                                 AMENDMENT NO. 1
                                     TO THE
                          ROYAL CARIBBEAN CRUISES LTD.
                        1995 INCENTIVE STOCK OPTION PLAN

Whereas, Royal Caribbean Cruises Ltd. (the "Company") has adopted the 1995 Incentive Stock Option Plan (such plan, as amended, being referred to herein as the "Plan"); and

Whereas, the shareholders of the Company have approved an amendment to the Plan as set forth below in accordance with Section 9 of the Plan;

Now, therefore, the Plan is hereby amended as follows:

                  The first paragraph of Section 3 of the Plan is hereby deleted and the following paragraph is inserted in lieu thereof:

                  Subject to adjustment as provided in Section 7 hereof, 1,350,000 shares of $.01 par value common stock of the Company (the "Shares"), shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

This Amendment No. 1 is effective as of May 20, 1997. Except as otherwise provided by this Amendment No. 1, the Plan remains in full force and effect in accordance with its stated terms.

IN WITNESS WHEREOF Royal Caribbean Cruises Ltd. has caused this Amendment No. 1 to be executed as of May 20, 1997.

                                               ROYAL CARIBBEAN CRUISES LTD.

Attest: /s/ MICHAEL J. SMITH                   By: /s/ RICHARD J. GLASIER
       --------------------------                  -----------------------------
       Michael J. Smith                            Richard J. Glasier
       Secretary                                   Executive Vice President and
                                                   Chief Financial Officer

                          ROYAL CARIBBEAN CRUISES LTD.

                        1995 INCENTIVE STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.       Purpose......................................................     1

2.       Eligibility..................................................     1

3.       Stock Subject to the Plan....................................     1

4.       Granting of Options..........................................     2

5.       Listing and Registration of Shares...........................     7

6.       Administration...............................................     8

7.       Adjustments..................................................     9

8.       Amendment or Discontinuance of the Plan......................    10

9.       Absence of Rights............................................    11

10.      Shareholder Approval.........................................    11

11.      No Obligation to Exercise Option.............................    11

12.      Termination of Plan..........................................    12

13.      Governing Law................................................    12

                          ROYAL CARIBBEAN CRUISES LTD.

                        1995 INCENTIVE STOCK OPTION PLAN

1.       PURPOSE.

         The 1995 Incentive Stock Option Plan (the "Plan") is intended to enable Royal Caribbean Cruises Ltd. (the "Company") and any subsidiary corporation of the Company to attract and retain capable officers and other key employees, and to provide them with incentives to promote the best interests of the Company and its subsidiaries through the grant of incentive stock options ("Options") under the Plan.

         As used in the Plan, the term "subsidiary" shall mean any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code").

2.       ELIGIBILITY.

         The persons eligible to receive Options (the "Eligible Individuals") under the Plan shall be the officers and other key employees of the Company and/or its subsidiaries who may be designated by the Stock Option Committee of the Company's Board of Directors (the "Committee").

3.       STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in Section 7 hereof, 1,000,000 shares of $.01 par value common stock of the Company (the "Shares"), shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

4.       GRANTING OF OPTIONS.

         From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the Plan. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

                  (a) PRICE. The Option price per share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than 100% of the fair market value ("FMV") of a Share, as determined by the Committee, on the date of grant of such Option.

                  (b) TERM. Subject to earlier termination as provided in Subsections (e) through (g) below, the duration of each Option shall be not more than ten years from the date of grant.

                  (c) ANNUAL LIMIT. The aggregate fair market value (determined as of the date the Option is granted) of the Shares with respect to which Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and any other incentive stock option plan of the Company or a subsidiary) shall not exceed the limit



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


                  prescribed by section 422 of the Code, or any successor thereto. At the time the Plan was adopted by the Board, the annual limit was $100,000.

                  (d)      EXERCISE AND PAYMENT.

                           (1) EXERCISE. Options shall be exercisable in such
                  installments and on such dates, not less than one year from the date of grant, as the Committee may designate in the Option Agreement. However, if not designated otherwise in the Option Agreement, an Option shall become exercisable to the extent of 25 percent of the shares subject thereto two years after the date of grant, and to the extent of an additional 25 percent of such shares at the end of each of the three succeeding years.

                           Notwithstanding the foregoing, the Committee may
                  accelerate the exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable. In addition, in the case of new Options granted to an Eligible Individual in replacement in accordance with section 424(a) of the Code for options held by the Eligible Individual, the new Options may be made exercisable, if so determined by the Committee in its discretion, at the earliest date the replaced options were exercisable.

                           Options will become immediately exercisable in full
                  in the event of the Optionee's death or disability (as defined





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



                  in (f) below) while an employee of the Company or a subsidiary.

                           Except as otherwise provided in Subsections (e)
                  through (g) below, Options shall only be exercisable by an Optionee while he or she remains in the employ of the Company or any subsidiary. Any Shares which may be purchased upon exercise of an Option, the right to the purchase of which has accrued and not been terminated, may be purchased at any time up to the expiration or termination of the Option. Options to the extent exercisable may be exercised, in whole or in part, from time to time by giving 15 days' written notice of exercise to the Secretary of the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate purchase price for such Shares. Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be paid in cash.

                           (2) MANNER OF PAYMENT. The purchase price shall be
                  payable:

                                    (A) In cash or its equivalent;

                                    (B) In whole or in part, through the
                           transfer of Shares previously acquired by the Optionee; or

                                    (C) In any combination of (A) and (B) above.



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


                           In the event such purchase price is paid, in whole or
                  in part, with Shares, the portion of the purchase price so paid shall be equal to the FMV on the date of exercise of the Option of the Shares so tendered in payment of such purchase price.

                  (e) DEATH OF OPTIONEE. If an Optionee's employment terminates by reason of his or her death prior to the expiration date of his or her Option, such Option may be exercised in whole or in part by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee (as "Successor"). If an Optionee whose employment is terminated (as described in subsections (f) or (g) below) shall die following his or her termination of employment but prior to the expiration date of his or her Option or expiration of the period determined under Subsections (f) or (g) below, if earlier, such Option may be exercised by a Successor to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his or her death. A Successor may exercise an Option at any time prior to the earlier of (i) one year following the date of the Optionee's death, or (ii) the expiration date of such Option (which, in the case of death following a termination or employment pursuant to Subsections (f) or (g) below, shall be deemed to mean the expiration of the exercise period determined thereunder).



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


                  (f) DISABILITY OF OPTIONEE. If an Optionee shall become disabled (within the meaning of section 22(e) (3) of the Code) during his or her employment with the Company or any subsidiary and his or her employment is terminated as a consequence of such disability, such Option may be exercised, in whole or in part, by the Optionee at any time prior to the earlier of (i) one year following the date of the Optionee's termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

                  (g) TERMINATION OF EMPLOYMENT.If an Optionee's employment with the Company and all subsidiaries is terminated prior to the expiration date of his or her Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, at any time prior to the earlier of (i) thee months after the date of such termination, or (ii) the expiration date of such Option.

                  A leave of absence with the written consent of the Company shall not be deemed to terminate the Optionee's employment for purposes of this Plan.

                  (h) NON-TRANSFERABILITY. No Option shall be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his or her options shall be exercisable only by him or her or by his or her guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

                  (i) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance of a stock certificate to him or her for such Shares.

                  (j) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an Option, each Optionee shall be given, acknowledge and be bound by the terms of a stock option award certificate ("Option Agreement") which shall state the number of Shares to which the Option pertains and contain such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

5.       LISTING AND REGISTRATION OF SHARES.

         Each Option under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification for exemption of



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the Option or Shares covered thereby upon any securities exchange or under the law of any jurisdiction, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, then no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification for exemption, consent or approval shall have been effected or obtained on conditions acceptable to the Company. Each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

6.       ADMINISTRATION.

         The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan and Options granted hereunder, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. The





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



Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its subsidiaries, the officers and employees (including former officers and employees) of the Company and any subsidiary, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

         No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

7.       ADJUSTMENTS.

         The number of Shares which may be issued upon the exercise of Options granted under the Plan, as stated in Section 3 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.



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         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation. The Committee may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that such change is excluded from the definition of a "modification" under section 424(h) of the Code and does not materially impair the rights of the holder of an outstanding Option without the consent of such holder.

8.       AMENDMENT OR DISCONTINUANCE OF THE PLAN.

         Provided that no such suspension, discontinuance or amendment shall materially impair the rights of the holder of an outstanding Option without the consent of such holder, the Committee at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect whatsoever, except that shareholder approval (given in a manner that satisfies section 422 of the Code) shall be required with respect to any amendment which would:

                  (a) Change the class of employees eligible to receive Options under the Plan;

                  (b) Except as permitted under Section 7 hereof, increase the maximum number of Shares with respect to which Options may be granted under the Plan; or



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


                  (c) Extend the duration of the Plan under Section 12 hereof with respect to any Options granted hereunder.

9.       ABSENCE OF RIGHTS.

         The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee and the Option Agreement is executed by the Optionee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continue employment by the Company or a subsidiary or affect the terms and conditions of such employment, and the Company and its subsidiaries have the absolute right, in their discretion, to retire such person in accordance with their retirement policies or otherwise to terminate his or her employment whether or not such termination may result in a partial or total termination of his or her Option.

10.      SHAREHOLDER APPROVAL.

         This Plan shall become effective on February 3, 1995 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the Company's shareholders within 12 months before or after said date the Plan and all Options granted hereunder shall be null and void.

11.      NO. OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.



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12.      TERMINATION OF PLAN.

         No Option may be granted after February 2, 2005, provided, however, that the Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

13.      GOVERNING LAW.

         With respect to Options granted pursuant to the Plan and the Option Agreements thereunder, the Plan, such Option Agreements and any Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Eligible Individuals under, the Plan, the Option Agreements and any Options granted thereunder shall be governed by applicable federal law and, to the extent not governed by federal law, by the laws of the State of Florida.

         IN WITNESS WHEREOF, ROYAL CARIBBEAN CRUISES LTD. has caused these presents to be duly executed, under seal, this 3rd day of February, 1995.

                                               ROYAL CARIBBEAN CRUISES LTD.

Attest:  /s/ MICHAEL J. SMITH                   By:   /s/ RICHARD J. GLASIER
         --------------------                         -------------------------
         Michael J. Smith                             Richard J. Glasier
         Secretary                                    Senior Vice President and
                                                      Chief Financial Officer





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